Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

ConnectOneBancorp, Inc. (formerly Center Bancorp, Inc.)

Englewood Cliffs, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ConnectOne Bancorp, Inc. (formerly Center Bancorp, Inc.) of our report dated March 13, 2013, relating to the consolidated financial statements as of December 31, 2012 and for each of the years in the two-year period ended December 31, 2012, appearing in the Annual Report on Form 10-K of Center Bancorp, Inc. for the year ended December 31, 2013.

/s/ ParenteBeard LLC

Allentown, Pennsylvania

July 2, 2014